Exhibit 10.61


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                                          FOR RECORDER'S USE ONLY




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                        FOURTH AMENDMENT OF CONSTRUCTION
            LOAN AGREEMENT, MORTGAGE, NOTES AND OTHER LOAN DOCUMENTS

      THIS FOURTH AMENDMENT OF CONSTRUCTION LOAN AGREEMENT, MORTGAGE, NOTES AND OTHER LOAN DOCUMENTS (this "Amendment") is made as of June 23, 2002, by and between CMC HEARTLAND PARTNERS III, LLC, a Delaware limited liability company ("Borrower") and BANK ONE, ILLINOIS, N.A., a national banking association ("Lender").

                                    RECITALS:

A. Pursuant to that certain Construction Loan Agreement dated as of October 20, 1999, as amended by (i) that certain First Amendment of Construction Loan Agreement, Notes and Other Loan Documents dated as of January __, 2000 (the "First Amendment") by and between Borrower and Lender, (ii) that certain Second Amendment of Construction Loan Agreement, Mortgage, Notes and Other Loan Documents dated as of February 23, 2001 (the "Second Amendment") by and between Borrower and Lender, and (iii) that certain Modification Agreement dated as of February 23, 2002 (the "Third Amendment") by and between Borrower and Lender (as amended, restated, modified or supplemented from time to time and in effect, collectively, the "Loan Agreement"), Lender agreed to make a construction loan to Borrower (the "Construction Loan"), make available a Letter of Credit in the amount of $3,000,000 and extend a land loan to Borrower in the original principal amount of $3,000,000 (the "Land Loan"). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Loan Agreement.



_____________________________________________________________________________
This instrument was prepared by and,     Permanent Real Estate Tax Index Nos.
after recording, return to:
                                         Parcel 9 - 17-09-300-005
                                         Parcel 10 -17-09-301-004
Schwartz, Cooper, Greenberger            Parcel 11 - 17-09-302-008-1001, 1301,
 & Krauss Chartered                      1303 and 1306
180 North LaSalle Street
Suite 2700
Chicago, Illinois 60601
Attn: Gary P. Segal, Esq.




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B. The Construction Loan has been repaid in full and the Letter of Credit has been returned to Lender.  The Land Loan remains outstanding.

C. The Land Loan is evidenced by the Land Loan Mortgage Note in the original principal amount of $3,000,000 (the "Land Loan Mortgage Note"). All references to the Notes herein or the other Loan Documents shall be deemed to mean the Land Loan Mortgage Note and any amendments, extensions, modifications or other supplements thereto.

D. The Notes are secured by, among other things, the following documents, all of which are dated as of October 20, 1999, and all of which were amended by the First Amendment, the Second Amendment and the Third Amendment:

   (i) Mortgage made by Borrower in favor of Lender and recorded in the Real Estate Records of Cook County, Illinois (the "Recorder") on October 21, 1999, as Document No. 99992384 (the "Mortgage") creating a first mortgage lien on certain real estate located in Chicago, Illinois, and legally described in Exhibit A attached thereto;

   (ii) Assignment of Rents and Leases made by Borrower in favor of Lender and recorded in the office of the Recorder on October 21, 1999, as Document No. 99992618 (the "Assignment of Rents");

   (iii) Security Agreement made by the Borrower, as Debtor, to Lender, as Secured Party; and

   (iv) Environmental Indemnity Agreement made by the Borrower for the benefit of Lender.

The Notes are also secured by that certain Mortgage, Assignment of Rents, Security Agreement and Fixture filing dated as of February 23, 2002 made by Borrower in favor of Lender and recorded in the office of the Recorder on May 23, 2002, as Document No. 002059036. The aforementioned documents, the Loan Agreement, the Notes and all of the other documents or agreements delivered to Lender to secure or evidence the Loans or to otherwise induce Lender to disburse the proceeds of the Construction Loan, the Land Loan and issue the Letter of Credit are hereinafter referred to collectively as the "Loan Documents".

E. Borrower has requested that Lender extend the Maturity Date.

F. Lender is willing to extend the Maturity Date, notwithstanding the fact that Lender has no obligation to do so, subject to and upon the terms and conditions set forth below in this Amendment.


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      NOW, THEREFORE, in order to induce Lender to agree to the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1. Incorporation of Recitals. The Recitals set forth above are incorporated herein and made a part hereof.

2. Maturity Date. The maturity date of the Land Loan shall be December 31, 2002, and all references to the "Maturity Date" in the Loan Documents shall be deemed to be December 31, 2002. Borrower shall have no right to further extend the Maturity Date.

3. Land Loan Balance. The Borrower hereby acknowledges and agrees that as of the date hereof, the outstanding principal balance of the Land Loan is $1,089,018.00.

4. Repayment of the Land Loan. Payments of principal and interest due under the Land Loan and evidenced by the Land Loan Mortgage Note, if not sooner declared to be due in accordance with the provisions hereof, shall be made as follows:

      (a) On the first Business Day of each month through and including the month in which the Maturity Date occurs, accrued and unpaid interest only on the unpaid principal balance of the Land Loan shall be due and payable;

      (b) On June 30, 2002, Borrower shall make a principal payment to Lender in an amount equal to $89,018;

      (c) On September 30, 2002, Borrower shall make a principal payment to Lender in an amount equal to $500,000; and

      (d) The principal balance of the Land Loan, if not sooner declared to be due in accordance with the terms hereof or the Loan Agreement, together with all accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date.

5. Required Deliveries. This Amendment shall become effective on the date (the "Amendment Effective Date") on which all of the following conditions have been satisfied:

      (a) This Amendment has been duly executed by Borrower and delivered to Lender;

      (b)   Lender receives payment of an extension fee equal to $5,445;

      (c) Lender receives an additional endorsement to First American Title Insurance Company Loan Policy No. N9901868 issued by Near North National Title Corporation (the "Title Policy") which (i) amends the description of the Mortgage insured under the Title Policy to include this Amendment,
      (ii) amends the description of the Assignment of Rents to include this Amendment, (iii) extends the effective date of the Title Policy to the date of the recording of this Amendment, (iv) includes no additional exceptions to title other than those that have been approved in writing by Lender, and (v) states that all real estate taxes and assessments applicable to the Property which are due and payable as of the date of such endorsement have been paid in full; and

     (d) Lender has received such other documents as Lender may reasonably require.


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6.    References.  All  references to the Loan  Agreement,  the Notes,  the
Mortgage and the other Loan Documents contained in any of the Loan Documents shall be deemed to refer to each of such documents as amended by this Amendment.

7. Additional Loan Expenses. Borrower hereby agrees to pay all of Lender's reasonable attorneys' fees incurred in connection with the negotiation and documentation of the agreements contained in this Amendment, all recording fees and charges, title insurance charges and premiums and all other expenses, charges, costs and fees referred to in, necessitated by or otherwise relating to this Amendment (collectively, the "Additional Loan Expenses"). If the Additional Loan Expenses are not paid to Lender within five days after written demand therefor by Lender, the Additional Loan Expenses shall bear interest from the date so incurred until paid at an annual rate equal to the Default Rate.

8. Defaults. Borrower represents and warrants that, as of the date hereof, no Event of Default or event or condition which could become an Event of Default with the giving of notice or passage of time, or both, exists under the Loan Agreement or any of the other Loan Documents. Borrower further acknowledges and agrees that an Event of Default under the Loan Agreement, the Land Loan Mortgage Note and the other Loan Documents shall be deemed to exist upon the occurrence of a breach of any of the representations, warranties or covenants set forth in this Amendment.

9. No Defenses. Borrower represents and warrants there is not any condition, event or circumstance existing, or any litigation, arbitration, governmental or administrative proceedings, actions, examinations, claims or demands pending or threatened affecting Borrower, Heartland Partners or the Property, or which would prevent the Borrower or Heartland Partners from complying with or performing its respective obligations under the Loan Agreement, the Land Loan Mortgage Note, the Mortgage or the other Loan Documents, and no basis for any such matter exists.

10. Authority to Execute Amendment; No Conflict. Borrower represents and warrants that it has full power and authority to execute and deliver this Amendment and to perform its obligations hereunder. Upon the execution and delivery hereof, this Amendment will be valid, binding and enforceable upon Borrower in accordance with its terms. Execution and delivery of this Amendment does not and will not contravene, conflict with, violate or constitute a default under any applicable law, rule, regulation, judgment, decree or order or any agreement, indenture or instrument to which Borrower is a party or is bound.

11. Amendment Binding. This Amendment shall be binding on the Borrower and its successors and permitted assigns, and shall inure to the benefit of Lender and its successors and assigns.

12. Continued Effectiveness. Except as expressly provided herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

13. Counterparts. This Amendment may be executed in counterparts, and all said counterparts when taken together shall constitute one and the same Amendment.




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      IN WITNESS WHEREOF, this Amendment has been entered into as of the date first above written.

CMC HEARTLAND PARTNERS III, LLC, a           BANK ONE, ILLINOIS, NA, a national
limited liability company Delaware           banking association

By:   CMC Heartland Partners, a Delaware     By: ______________________________
      general partnership, the sole               Donald J. Pafford,
      member of Borrower.                         Vice President

By:   HTI Interests, LLC, a Delaware
      limited liability company as its
      managing partner

      By: ______________________________
      Title: ___________________________

      Attest: __________________________
      Title: ___________________________


                                GUARANTOR CONSENT

      Heartland Partners, L.P. hereby consents to the execution of this Amendment and acknowledges that certain Guaranty dated as of February 23, 2001 shall remain in full force and effect for the full amount of the Borrower's Obligations (as defined therein).

                                            HEARTLAND PARTNERS, L.P.

                                             By: HTI Interests, LLC, a
                                                 Delaware limited liability
                                                 company as its managing partner

                                                 By: ______________________
                                                 Title:_____________________

                                                 Attest: ____________________
                                                 Title: _____________________



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STATE OF                )
                        ) SS
COUNTY OF               )

      I, _______________________, a Notary Public in and for said County, in the State aforesaid, do hereby certify that Donald J. Pafford is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Vice President, of Bank One, Illinois, NA, a national banking association (the "Bank"), appeared before me this day in person and severally acknowledged that he signed and delivered the said instrument as his own free and voluntary act, and as the free and voluntary act of the Bank for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal this ____ day of _________, 2002.

                                                _____________________________
                                                NOTARY PUBLIC




STATE OF                )
                        ) SS
COUNTY OF               )


      I, , a Notary Public in and for said County, in the State aforesaid, do hereby certify that ________________ and __________________ of HTI Interests LLC, who are personally known to me to be the same persons whose name are subscribed to the foregoing instrument as such officers appeared before me this day in person and acknowledged that they signed and delivered the said instrument as their own free and voluntary act and as the free and voluntary act of HTI Interests LLC, for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal, this ____ day of ________, 2002.


                                                _____________________________
                                                NOTARY PUBLIC






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                                    EXHIBIT A

                          LEGAL DESCRIPTION OF PROPERTY









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